                                                                    EXHIBIT 10.1

                                                CONFIDENTIAL TREATMENT REQUESTED


                          NETCENTER SERVICES AGREEMENT
                                   COVER SHEET

This Netcenter Services Agreement ("Agreement"), of which this page is a cover sheet ("Cover Sheet"), is entered into as of this 29 day of April, 1998 (the "Effective Date") by and between Netscape Communications Corporation, a Delaware corporation ("Netscape"), and Excite, Inc., a California corporation ("Excite").

DESCRIPTION OF SERVICE: Development, programming, operation and production of the Co-Branded Channels, Netscape Branded Search Service, including, without limitation, the Search Results Pages, Classifieds and Directory Service for Netcenter.

EXCITE BRAND SERVICE: http://www.excite.com, or such other URL as is the initial point of access to Excite's Web Site.

TERRITORY: United States

LOCAL LANGUAGE: English

SERVICE PERIOD: 2 years beginning on the Launch Date.

ADDRESSES FOR NOTICE:
Excite:                                    Netscape:
Excite, Inc.                               Netscape Communications Corporation
555 Broadway                               501 East Middlefield Road, MS: MV-002
Redwood City, CA  94063                    Mountain View, CA 94043
USA                                        USA
Fax:  (650) 568-6030                       Fax: (650) 528-4123
Attn:  General Counsel                     Attn: General Counsel

EXCITE, INC.,                              NETSCAPE COMMUNICATIONS CORPORATION,
A CALIFORNIA CORPORATION                   A DELAWARE CORPORATION


Signature: /s/ GEORGE BELL                 Signature: /s/ MIKE HOMER
          -------------------------                  -------------------------
Name:   George Bell                        Name:  Mike Homer
     ------------------------------             ------------------------------
Title:  President and CEO                  Title: EVP of Website
      -----------------------------              -----------------------------


Attached Exhibits:
   Exhibit A:     End User Registration
   Exhibit B:     Payment Terms
   Exhibit C:     Copy of Mutual Confidential Disclosure Agreement
   Exhibit D:     Priority Response Times
   Exhibit E:     Netscape Licensed Technology
   Exhibit F:     Excite Licensed Technology
   Exhibit G:     Channel Allocation

   Exhibit H:     Pro Forma Layout of a Co-Branded Channel Page; a Search
                  Results Page; Directory Service Page and the Netscape
                  Branded Search Service "Sampler"
   Exhibit I:     Warrant Purchase Agreement

                                                CONFIDENTIAL TREATMENT REQUESTED


                               SERVICES AGREEMENT

IN CONSIDERATION OF THE MUTUAL COVENANTS CONTAINED HEREIN, THE PARTIES AGREE AS
FOLLOWS:

1.   DEFINITIONS

"CHANNEL" means one of the topic specific areas providing content (at the top level), links (either directory provided, or hand-programmed), community components (i.e., mail, chat, discussion groups, etc.), e-commerce opportunities/links, and other tools, resources, and applications pertaining to the topic, identified as a Netscape channel or a Co-Branded Channel on Exhibit G.

"CLASSIFIEDS" means Excite's "Classifeds2000" service which Classifieds shall be integrated into the Co-Branded Channels and Netscape's Channels; provided, however, that for purposes of this Agreement, Classifieds shall not include any career-oriented or job posting features or services.

"CO-BRANDED CHANNELS" means (i) the Channels to be programmed and served by Excite as set forth in Exhibit G attached hereto, (ii) the Interim Channels set forth in Exhibit G and (iii) any Channels that Netscape and Excite shall agree to designate in a writing executed by both parties as "Co-Branded Channels."

"CONFIDENTIAL DISCLOSURE AGREEMENT" means the Mutual Confidential Disclosure Agreement between the parties a copy of which is attached to this Agreement as Exhibit C.

"CONTENT PROVIDER" means any third party that is participating in the Service by providing to the Service content and/or a link to a content-related site.

"CORE SERVICES" means services and applications offered by Netscape, as Netscape may specify from time to time, that generally apply to Channels, including, without limitation, services and applications containing discussion group, chat, personalization, personal home page, member directory, email, instant messaging, white and yellow pages and search features or functions.

"DIRECTORY SERVICE PAGES" means the Local Language HTML page initially served to an end user in response to such end user "clicking" on any subject category within the taxonomy of the Directory Service contained on a Channel or Search Results Page, and all subsequent Local Language HTML pages served to such end user in response to such end user "clicking" on a sub-category within the taxonomy of the Directory Service contained on such initial page or any subsequent page. Without limiting the generality of the foregoing, "Directory Service Pages" include Local Language HTML pages served to an end user that "click" on a sub-category within the taxonomy of the Directory Service contained on a Directory Service Page.

"DIRECTORY SERVICE" means the development, production, operation and maintenance of a service that serves to end users a taxonomy of subject categories and, in response to an end user clicking on any such category, serves to such end user
(i) directory listings that link to Web sites related to such category or (ii) sub-categories in the taxonomy related to such category and, in response to such end users "clicking" on any such sub-category, directory listings that link to Web sites related to such sub-category. Directory Service includes, without limitation, Directory Service Pages.

"E-COMMERCE LISTINGS" means any of Excite's Content, other than Service Ad Inventory, that (i) is included within the Co-Branded Channels, Search Results Pages, and Directory Service Pages (provided such Directory Service Pages are being served and sold by Excite) and (ii) generates Revenue, including, without limitation, sponsorships and other promotions.

"EXCITE BRAND SERVICE" means Excite's Internet-related content service specified on the Cover Sheet.

"EXCITE GRAPHIC" means HTML and/or GIF files, or files of such other format as may be designated from time to time in writing by Netscape, which conform to the then-current guidelines of the Net Search Program.

"EXCITE LICENSED TECHNOLOGY" means the technology set forth in Exhibit F attached hereto. The source code portion of the Excite Licensed Technology shall be Excite's Confidential Information.

"EXCITE NAMED ENTITY" means any of the ten (10) entities set forth in a written notice delivered by Excite to Netscape as of the Effective Date (and any of such entities' Affiliates); provided, that the total number of

                                                CONFIDENTIAL TREATMENT REQUESTED


Excite Named Entities does not exceed ten (10). Excite may change any Excite Named Entity once per quarter upon prior written notice to Netscape delivered a the quarterly review pursuant to Section 9.1.

"EXCITE'S CONTENT" means Content Provider listings and other materials supplied by, managed by or under the control of Excite.

"EXCITE'S WEB SITE" means Excite's primary and best of breed Local Language Web site, which is currently accessible by the public via the Internet at the URL http://www.excite.com.

"INTERIM CHANNELS" means the Channels the parties shall mutually agree to on the Effective Date in accordance with the provisions set forth in Exhibit G; provided, that each such Channel shall only be deemed to be an "Interim Channel" from the date of this Agreement through the first to occur of (i) receipt by Excite of written Notice from Netscape providing that such Channel is no longer an "Interim Channel" and (ii) the date that such Channel is fully functional and made accessible by Netscape to Netcenter end users.

"LAUNCH DATE" means the date specified on Exhibit G.

"LOCAL LANGUAGE" means the language specified on the Cover Sheet.

"NET SEARCH PAGE" means the Local Language HTML page on Netscape's Web Site that is currently accessible by the public via the Internet at the URL http://home.netscape.com/home/internet-search, and/or such other URL or locators as Netscape may designate.

"NET SEARCH PROGRAM" means Netscape's then-current program relating to the placement of search and directory services on the Local Language Net Search Page on Netscape's Web Site.

"NETCENTER FRONT PAGE" means the unmodified default HTML page first served to end users that access Netcenter.

"NETCENTER WIDGET" means a pull down menu on the Netcenter Front Page that allows an end user to choose an alternative, listed Internet search service to process a specific Internet search query.

"NETCENTER" means that area of Netscape's Web Site which offers online services and shopping opportunities to end users.

"NETSCAPE BRANDED SEARCH SERVICE" means the development, production, operation and maintenance of a service that serves to end users an Internet search and Directory Service, including integrated content, technologies and services that
(i) perform commensurately with, and have all of Netscape's selection (pursuant to Section 3.1, below) of the features and functions available to end users through, the then-current Excite Brand Service and (ii) may be accessed by end users through interfaces and links designed from time to time by Netscape. The Netscape Branded Search Services includes, without limitation, the Search Results Pages.

"NETSCAPE LICENSED TECHNOLOGY" means the software and technology set forth in Exhibit E. The source code portion of the Netscape Licensed Technology shall be Netscape's Confidential Information.

"NETSCAPE NAMED ENTITY" means any of the ten (10) entities set forth in a written notice delivered by Netscape to Excite as of the Effective Date (and any of such entities' Affiliates); provided, that the total number of Netscape Named Entities does not exceed ten (10). Netscape may change any Netscape Named Entity once per quarter upon prior written notice to Excite delivered at the quarterly review pursuant to Section 9.1.

"NETSCAPE'S WEB SITE" means the collection of Local Language HTML documents targeted at end users in the Territory and currently accessible by the public via the Internet at the URL http://home.netscape.com and/or at such other URL or locations as Netscape may designate.

"PAYMENT" means the amount(s) specified in Exhibit B.

" * " means, for the purposes of Section 18.4 and as of the date 90 days after the close of any such * ("Post-Closing Date") as described in Section 18.4: the
* , as defined in Exhibit B, less (i) the accrued * , as defined in Exhibit B, and also less (ii) the following amounts depending on the date of the Post-Closing Date:

------------
* Confidential Treatment has been requested with respect to certain portions of this exhibit. Confidential portions have been omitted from the public filing and filed separately with the Securities and Exchange Commission.

                                                CONFIDENTIAL TREATMENT REQUESTED


     $    *                  if the Post-Closing Date occurs during the first
     ----------------------- quarter after the Launch Date;
     $    *                  if the Post-Closing Date occurs during the second
     ----------------------- quarter after the Launch Date;
     $    *                  if the Post-Closing Date occurs during the third
     ----------------------- quarter after the Launch Date;
     $    *                  if the Post-Closing Date occurs during the fourth
     ----------------------- quarter after the Launch Date;
     $    *                  if the Post-Closing Date occurs during the fifth
     ----------------------- quarter after the Launch Date;
     $    *                  if the Post-Closing Date occurs during the sixth
      ---------------------- quarter after the Launch Date;
     $    *                  if the Post-Closing Date occurs during the seventh
     ----------------------- quarter after the Launch Date;
     $    *                  if the Post-Closing Date occurs during the eighth
     ----------------------- quarter after the Launch Date;

provided, however, that if at the time of the Post-Closing Date Netscape has delivered all traffic guarantees hereunder (other than guarantees with respect to Excite's search participation in the Net Search Program), there shall be no * payable to Excite.

"REVENUE" means the gross revenue received by Excite for * received by Excite for any other revenue generating activity derived directly on or from pages of the Service.

"SEARCH RESULTS PAGE" means the Local Language HTML page that is served to an end user in response to the submission of a query by such end user through the Netscape Branded Search Service or in response to such end user "clicking" on a directory listing served to such end user in response to the submission of a query by such end user through the Netscape Branded Search Service.

"SERVICE AD INVENTORY" means the electronic advertising inventory sold and served by Excite within the Co-Branded Channels, Directory Service Pages (provided such Directory Service Pages are served and sold by Excite), Search Results Pages and advertising sold in any "Classifieds" portion of the Service under the control of Excite.

"SERVICE PERIOD" means that period identified on the Cover Page of this Agreement.

"SERVICE" means the service described on the Cover Sheet, the operation of which is the subject of this Agreement.

"TERM" means the period of time beginning on the Effective Date and ending on the last day of the Service Period or upon such earlier time as this Agreement is terminated.

"TERRITORY" means the target geographic area listed on the Cover Sheet. provided, however, that if at the time of the Post-Closing Date the * less the Netscape * is greater than the Prepayment less the * to date, then the * shall equal zero dollars.

2.   NETCENTER FRONT PAGE; CO-BRANDED CHANNELS

2.1. Netcenter Front Page. The Netcenter Front Page will be programmed and served by Netscape. The Netcenter Front Page will be Netscape branded only and neither Excite nor any Excite Named Entity will have any branding on the Netcenter Front Page. Notwithstanding anything to the contrary, (i) AOL branding that is integral to Netscape's promotion of Netscape AOL Instant Messenger or
(ii) sub-brands of services offered by any Excite Named Entity may appear on the Netcenter Front Page so long as the primary brand of the Excite Named Entity does not appear as a component of the sub-brand. A portion of the Netcenter Front Page real estate will be used to highlight Co-Branded Channels provided by Excite consistent with the channels provided by Netscape.

2.2. The Co-Branded Channels. Netscape shall include Netcenter as part of Netscape's Web Site. The Channels will be allocated between the parties as set forth in Exhibit G. The Co-Branded Channels will be included within Netcenter. The Co-Branded Channels shall be offered in the Local Language and targeted toward end users in the Territory. The Co-Branded Channels shall be modeled after, yet differentiated from, Excite's Brand Service, in accordance with Netscape guidelines therefor, and shall be consistent with the overall look, feel and end user experience of Netcenter. Netscape may, upon reasonable advance notice to Excite, revise the guidelines for the Co-Branded Channels and the means whereby end users may access the Co-Branded Channels, provided that the accessibility of the Co-Branded Channels within Netcenter is not materially reduced. Netscape and Excite will cooperate in good faith to establish a schedule to promptly implement changes to the Co-Branded Channels necessary to comply with Netscape's revised guidelines. The search box appearing in Netscape Channels and Co-Branded Channels will offer only the Netscape Branded Search Service.

------------
* Confidential Treatment has been requested with respect to certain portions of this exhibit. Confidential portions have been omitted from the public filing and filed separately with the Securities and Exchange Commission.

                                                CONFIDENTIAL TREATMENT REQUESTED


2.3. Co-Branded Channels Pages. Subject to the terms and conditions of this Agreement, each page of each Co-Branded Channel will: (i) be produced and managed by Excite, (ii) be served from a "Netscape.com" domain name (or such other domain name as Netscape may determine), (iii) reside solely on Excite's servers and (iv) substantially conform to the pro forma Co-Branded Channel page layout attached hereto as Exhibit H as such Exhibit may be revised by Netscape from time to time upon reasonable advance notice to Excite. Netscape and Excite will cooperate in good faith to establish a schedule to promptly implement changes to the Co-Branded Channels necessary to comply with Netscape's revisions to the Co-Branded Channel page layout. All access to each page of the Co-Branded Channels shall be deemed to be via Netscape's Web Site, and therefore shall be Netscape traffic. Every page of each Co-Branded Channel shall be co-branded by Netscape and Excite with each party's brand receiving prominence in accordance with Exhibit H and such co-branding shall appear on a location designated by Netscape above the fold on each such page in accordance with Exhibit H. The Service and the Excite Brand Service may be run on the same or separate Excite servers provided that the servers on which the Service is run shall be equal in performance and reliability to the server on which the Excite Brand Service is run throughout the Term. A user interface designated from time to time by Netscape for the Netscape Branded Search Service shall be included by Excite on each page within each Co-Branded Channel. Every page within each Co-Branded Channel shall include a navigational toolbar which shall appear above the fold and offer end users navigational controls within Netcenter. The overall look and feel of the toolbar shall be determined by Netscape and be consistent with the look and feel of the other navigational toolbars within Netcenter. Netscape may specify that Excite implement other features within each Co-Branded Channel to ensure consistency across Netcenter Channels and Excite will make reasonable commercial efforts to provide the capability to facilitate the integration of these other features into the Co-Branded Channels at the same level of prominence that similar features are integrated into the Excite Brand Service to the extent Netscape chooses to incorporate features and functionality as developed by Excite. Excite will provide capability for Netscape to program "recirculation" links in the Co-Branded Channels and Directory Service Pages, Netscape Channels and Search Results Pages to drive traffic back to Netcenter. Netcenter service links will be the only recirculation links.

2.4. Co-Branded Channels Name. Each page of each Co-Branded Channel shall include a channel name mutually agreed upon by Netscape and Excite. Excite shall not independently use such name without Netscape's prior written consent unless such name is generic or descriptive or such use occurs in connection with Excite's advertising sales and promotional efforts on behalf of the Co-Branded Channels. If such name includes a co-branding component that is not generic or descriptive, Excite may not use such name with Netscape's name expunged unless such non-generic and non-descriptive component was already in use on the Excite Brand Service prior to the Effective Date, in which case Excite grants Netscape a royalty-free perpetual license to use such component in connection with the Service. The Co-Branded Channels will be co-branded one level down from the Netcenter Front Page and throughout all the pages linked within the Co-Branded Channels. The top level branding bar and navigation bar will be provided by Netscape. Channels programmed by Netscape will not include Excite's branding. All Netscape Channels will be branded as Netscape shall determine in its sole discretion.

2.5. Traffic and Reach. All pages generated and delivered within the Co-Branded Channels, the Netscape Branded Search Service and Directory Service Pages shall be deemed Netscape traffic. Excite agrees that for the purpose of third party industry measurement metrics (such as * and *), the traffic (i.e., page-views) within the aforementioned areas will be exclusively attributable to Netscape. Excite and Netscape agree that, for their respective purposes and for the purpose of third party industry measurement metrics (such as * and *), the audience * and * within the aforementioned areas will be * to * parties. Netscape and Excite will make good faith efforts to obtain the consent of third party industry measurement firms and will * to * audience * and * to * for * Pages and * Channel pages.

3.   NETSCAPE BRANDED SEARCH SERVICE

3.1. Development.

     3.1.1. Excite shall use its best commercial efforts to develop and deliver to Netscape the Netscape Branded Search Service (including the technical specifications therefor) by the Launch Date. The

------------
* Confidential Treatment has been requested with respect to certain portions of this exhibit. Confidential portions have been omitted from the public filing and filed separately with the Securities and Exchange Commission.

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                                                CONFIDENTIAL TREATMENT REQUESTED


Netscape Branded Search Service will (i) have the same features and functions as the Internet search and Directory Service features and functions then-currently available on Excite's Web Site to the extent Netscape elects to incorporate such features and functions into the Netscape Branded Search Service, (ii) be available through search field and directory graphics designed by Netscape,
(iii) except as provided in Section 3.3 with respect to Search Results Pages, be branded as Netscape shall determine in its sole discretion, and (vi) be consistent with the overall look, feel and end user experience of Netcenter. The Netscape Branded Search Service "sampler" which is presented on the Net Search Page will be co-branded in a manner substantially similar to the mock-up set forth in Exhibit H.

     3.1.2. In addition to, and not in limitation of, any other obligation of Excite under this Agreement, Excite shall provide Netscape with written notice of any new Internet search or directory service features or functionality to be launched by Excite on the Excite Branded Service no less than the earlier of (i) thirty (30) days prior to the commencement of the testing of such new functionality by Excite, (ii) thirty (30) days prior to the launch of such new functionality on the Excite Brand Service (the "Excite Launch"), or (iii) such other period intended, in good faith, to provide Netscape with sufficient time to evaluate the new feature or functionality with the goal of a concurrent launch within Netcenter. Upon receipt of such notice, Netscape shall have ten
(10) business days to notify Excite in writing of Netscape's intention to incorporate the new Internet search or directory service features or functionality into the Netscape Branded Search Service and/or Directory Service or Netscape shall be deemed to have elected to not incorporate the new Internet search or directory features or functionality in any manner into the Netscape Branded Search Service and/or Directory Service. If Netscape gives written notice to Excite stating Netscape's intention to incorporate the new Internet search or directory service features or functionality into the Netscape Branded Search Service and/or Directory Service, Netscape and Excite shall make good faith efforts to mutually agree on a schedule for the incorporation of such new features or functionality in the Netscape Branded Search Service and/or Directory Service with the goal of a concurrent launch, and each shall make reasonable commercial efforts to incorporate the new features or functionality by the scheduled implementation date. Nothing in this Section will require Excite to delay the launch of any new Internet search or directory service features or functionality on the Excite Branded Service.

3.2. Evaluation of the Netscape Branded Search Service. Upon delivery to Netscape of the Netscape Branded Search Service or any improvement or other modification thereof pursuant to Section 3.1, Netscape shall evaluate the Netscape Branded Search Service to determine if the Netscape Branded Search Service materially conforms to the specifications therefor and Netscape's graphics design and provides the same features and functions as the search and Directory Service features and functions available on Excite's Web Site corresponding to those features and functions selected by Netscape pursuant to
Section 3.1. In the event that Netscape shall discover any error in the Netscape Branded Search Service that prevents the Netscape Branded Search Service from materially conforming to the specifications or Netscape's graphics design or, in the event that the features and functions selected by Netscape pursuant to
Section 3.1 for incorporation into the Netscape Branded Search Services do not include features and functions equivalent to the corresponding Internet search and Directory Service features and functions then-currently available on Excite's Web Site, Netscape will notify Excite of such errors and/or omissions in writing and Excite shall then use its reasonable commercial efforts to correct such error and/or omissions and redeliver to Netscape such modified Netscape Branded Search Service. Upon receipt of such modified Netscape Branded Search Service, Netscape shall re-evaluate the Netscape Branded Search Service in accordance with this Section 3.2. In the event of a major malfunction of the Service or any component thereof within Excite's control, Excite will use its best efforts to immediately correct such malfunction.

3.3. Search Results Pages. Each Search Results Page will (i) be served to end users that submit a query or "click" on a directory listing from a Netscape branded search and/or directory user interface or link, or from a Search Results Page, including, without limitation, any graphic designed by Netscape pursuant to Section 3.1 or included by Netscape in the Net Search Program and any links to the Netscape Branded Search Service from the Netcenter Widget, (ii) be produced and managed by Excite, (iii) have a "Netscape.com" domain name (or such other domain name as Netscape may determine), (iv) reside solely on Excite's
* and (v) be consistent with the overall look, feel and end user experience of Netcenter. All access to the Search Results Pages shall be deemed via Netscape's Web Site, and therefore shall be Netscape traffic. The Search Results Pages will be predominantly Netscape branded (with * of * the * of Netscape's branding) in accordance with the pro forma layout set forth in Exhibit H, with * placement of the two brands to be reasonably determined by Netscape. If the term * or * is used in conjunction with the Excite brand, the * or * characters will not be counted in the relative brand prominence. Excite agrees that

------------
* Confidential Treatment has been requested with respect to certain portions of this exhibit. Confidential portions have been omitted from the public filing and filed separately with the Securities and Exchange Commission.


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                                                CONFIDENTIAL TREATMENT REQUESTED

the Netscape Branded Search Service and the Excite Brand Service may be run on the same or separate Excite servers provided that the servers on which the Service is run shall be equal in performance and reliability to the server on which the Excite Brand Service is run throughout the Term.

4.   NET SEARCH PROGRAM

4.1. Participation in the Net Search Program. During the period commencing on the date that Netscape shall launch the 1998/1999 Net Search Program through the Term, Excite shall be entitled to participate as a "premier provider" in the Net Search Program. Such participation shall be subject to Netscape's then-current applicable Net Search Program guidelines. Excite shall be allocated on the Net Search Page * percent (*%) of the premier random rotation in a single position for the Excite Graphic for the duration of the Term. Excite may use its position within the rotation to feature any one of * search and directory * and * or * associated with the featured flagship Excite search and directory service, in a manner substantially similar to the promotional use of Excite's premier provider "sampler" in the 1997/1998 Net Search program, provided Netscape has been given reasonable notice prior to any such change. Netscape and Excite will cooperate in good faith to establish a schedule to implement promptly any such change. During the 1998/1999 Net Search Program, Netscape agrees not to ___*___ a random rotation percentage ___*___ than ___*___. During the 1999 ___*___, excluding Netscape and Excite, will ___*___ than a ___*___ within the Net Search Program. On a timeline to be mutually agreed, the parties will issue a joint press release outlining Excite's participation in the Net Search Program and outlining the allocation of Excite's Net Search rotation (where such timing will follow the execution of Netscape's other Net Search Agreements). Netscape will price, sell, manage and retain all revenue from the other Premier and Marquee Provider positions on the Net Search Page. These positions will continue to send traffic to the sites of those providers.

4.2. Netscape Branded Search Service. During the 1998/1999 Net Search Program, Netscape shall allocate on the Net Search Page at least ___*___ of the premier random rotation for a link to the Netscape Branded Search Service and, commencing on the date that Netscape shall launch the 1999/2000 Netscape Program through the Term, Netscape shall allocate on the Net Search Page at least ___*___ of the premier random rotation for a link to the Netscape Branded Search Service.

4.3. Netcenter Widget. During the period commencing on the date that Netscape shall launch the 1998/1999 Net Search Program through the Term and provided that Netscape includes the Netcenter Widget, Netscape shall produce the Netcenter Widget in a manner that permits end users to submit a query to Excite's Net Search Program search engine and in a manner that displays the link to Excite's Net Search Program search engine in a ___*___ to that of Excite's ___*___ in the Net Search Program.

5.   DIRECTORY SERVICE

5.1. Directory Service. During the Term, Excite will develop, operate and maintain a Directory Service for Netcenter. The Directory Service for Netcenter shall be fully functional on the Launch Date and shall be integrated into the Co-Branded Channels and such other Channels as Netscape shall designate from time to time. Except as otherwise agreed by the parties, Excite agrees that the Directory Service for Netcenter shall be equivalent in function, features and depth, including, without limitation, taxonomy, and shall be updated no less frequently than the directory service available through the Excite Brand Service, subject to Netscape's selection of directory features or functionality pursuant to Section 3.1.

5.2. Taxonomy of Directory Service for Netscape Channels. Excite will provide the capability for Netscape to deliver a subject based directory service that would be presented to the user outside the context of a Channel. Excite will also provide the capability for Netscape to deliver an alphabetically-based directory service. To the extent that Excite develops a time-based or location-based directory service for its own purposes, Excite will provide the capability for Netscape to deliver these directories as well. Excite will provide "cuts" of the directory to be integrated into the Netscape channels. The technical teams will work in good faith to assure timely updates to the Netscape Directory Service. Netscape may, with the assistance of Excite, determine the taxonomy contained in any Directory Service to be included by Netscape in a Channel (other than Co-Branded Channels). At Netscape's request from time to time, upon reasonable advance notice to Excite, Excite shall modify and enhance the taxonomy of any Directory Service included by Netscape in a Channel (other than Co-Branded Channels). Netscape and Excite will cooperate in good

------------
* Confidential Treatment has been requested with respect to certain portions of this exhibit. Confidential portions have been omitted from the public filing and filed separately with the Securities and Exchange Commission.


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                                                CONFIDENTIAL TREATMENT REQUESTED

faith to establish a schedule to promptly implement changes to the Directory Service necessary to comply with Netscape's revisions.

5.3. Directory Service Pages. Each Directory Service Page will (i) be served to end users that "click" on a category or sub-category of the Directory Service contained on a page within any Channel or on any Search Results Page or Directory Service Page, (ii) be produced and managed by Excite, (iii) have a "netscape.com" domain name (or such other domain name as Netscape may determine), (iv) reside solely on Excite's *, (v) contain links to recirculate traffic back to Netcenter based on keyword mapping mutually agreed to by the parties which, in any event, shall recirculate traffic back to Netcenter in a manner equivalent to the manner which Excite recirculates traffic from its directory service pages in the Excite Brand Service back to the Excite Brand Service to the extent that the Directory Service remains substantially similar to the Excite Brand Service, and (vi) be consistent with the overall look, feel and end user experience of Netcenter. All access to the Directory Service Pages shall be deemed via Netscape's Web Site, and therefore shall be Netscape traffic for all purposes, including, without limitation, third party industry measurement metrics (such as * and *). Such Directory Service Pages shall be Netscape branded; provided, that Excite shall be entitled to include above the fold of each such Directory Services Page an indication that such page is "powered by" Excite in a manner substantially similar to, and no greater or smaller in size or prominence as, the attribution to Excite contained on the pro forma Directory Service Page attached hereto as Exhibit H.

5.4. Directory Service for Netcenter Front Page. In the event that Netscape shall determine to employ a directory oriented navigation model for the Netcenter Front Page, Netscape may provide written notice thereof to Excite. Upon receipt by Excite of any such notice, Excite agrees to use commercially reasonable efforts to promptly develop for Netscape, in accordance with specifications and a development schedule to be determined by the parties in good faith, such directory oriented navigation model for the Netcenter Front Page.

5.5. Netscape Programming Directory Service. In the event that Netscape decides to take over responsibility for programming all or part of the Directory Service, and upon ample prior notice to Excite and an agreed-upon transition schedule, Excite shall deliver to Netscape all tools, technologies, and other engineering resources as shall be reasonably necessary to permit Netscape to manage, produce, operate, modify and support the Directory Service. In such event, Excite shall also deliver to Netscape regular updates of Excite's directory service in order for Netscape to maintain the Directory Service in Netcenter.

6.   SERVICE IMPLEMENTATION

6.1. Core Services; Classifieds.

     6.1.1. Netscape shall include within the Service and Netscape Channels such Core Services as Netscape shall from time to time determine. Excite agrees that Excite shall not include, on any page of the Service, any services or applications that contain features or functions included in any Core Service, except for the Internet search and Directory features and functions that are provided by Excite at Netscape's request and, to the greatest extent possible that does not conflict with either of the parties' existing obligations, Excite's Classifieds2000 service will be the provider of classifieds functionality (excluding career and job posting classifieds) throughout the Netcenter Service. Excite will make reasonable commercial efforts to provide the capability either for Netscape or for Excite to facilitate the integration of the Core Services into the Co-Branded Channels, Netscape Channels, Directory Service Pages and the Netscape Search Results Pages at the same level of prominence that these services are integrated into the Excite Brand Service to the extent Netscape chooses to incorporate features and functionality as developed by Excite pursuant to Section 3.1. Excite will have the right to sell sponsorships in "bundles" (including channel sponsorships or ads) for the * that are integrated into the Co-Branded Channels (i.e. ___*___ in the ___*___). These chat and discussion forums can be co-branded at Excite's request. All other core services will be Netscape branded or Netscape co-branded with another third party.

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* Confidential Treatment has been requested with respect to certain portions of this exhibit. Confidential portions have been omitted from the public filing and filed separately with the Securities and Exchange Commission.


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                                                CONFIDENTIAL TREATMENT REQUESTED

     6.1.2. To the greatest extent possible that does not conflict with either of the parties' existing obligations, Excite's Classifieds2000 service will be the provider of Classifieds functionality throughout Netcenter (other than career and/or job areas) and all gross revenue derived from the Classifieds shall be considered * and will be * to the terms set forth in Exhibit B.

6.2. Production, Technology and Content Programming. The Service shall use substantially the same technology and advantages as Excite uses in the Excite Brand Service and Excite's Web Site, subject to Netscape's design choices and selection of Internet search or directory features or functionality pursuant to
Section 3.1, unless otherwise agreed to by the parties. Excite will adhere to sub 5-second page delivery to the end user service levels for all pages served within the Excite delivered portion of the Service. The Service shall not be disadvantaged or suffer from inferior production, programming, content (unless Excite is contractually restricted from providing such content to the Service after having made good faith efforts to eliminate any such restrictions) or performance relative to the Excite Brand Service. Excite shall in good faith consider employing in the Service Netscape's technology, if available, rather than a technology supplied by a Netscape Named Entity which competes with Netscape products or services, provided that such use of Netscape's technology does not reduce the performance or production of the Service as compared to comparable elements of the Excite Brand Service on Excite's Web Site. Excite's obligation to produce the Service, including production services, technology and content programming which meet standards established by Excite on Excite's Web Site and general industry standards, is a material obligation of Excite under this Agreement. Netscape and Excite agree to work towards a page layout in the Co-Branded Channels, Search Results Pages and Directory Service Pages which is consistent with the page layout in Netscape's own Channels and Netcenter.

6.3. [INTENTIONALLY LEFT BLANK]

6.4. Content Restrictions.

     6.4.1 Excite agrees that Excite shall not include on any page of the Service (i) any search field or Directory Service, other than the Netscape Branded Search Service and the Directory Service provided by Excite to Netscape pursuant to Section 5.1, (ii) any advertisement, sponsorship, promotion or other revenue generating links, listings or materials, other than the Service Ad Inventory or E-Commerce Listings, (iii) any such other links, listings or materials, except as are approved by Netscape in writing, (iv) E-Commerce Listings, Service Ad Inventory, directory listings or other links, listings or materials that serve to an end user any page on the Excite Web Site, subject to the provisions of Section 6.5.3, (v) any application or service containing features or functions contained in any Core Service (except for the Internet search and Directory Service features and functions that are provided by Excite and, to the greatest extent possible that does not conflict with either of the parties' existing obligations as of the Effective Date, Excite's Classifieds2000 service, which will be the provider of classifieds functionality (other than careers) throughout Netcenter, (vi) links, listings or other materials that serve to an end user any page not within Netcenter, other than Service Ad Inventory, E-Commerce Listings or other links, listings and materials approved by Netscape in writing, subject to the provisions of Section 6.5.3, or (vii) any Service Ad Inventory, E-Commerce Listings or other links, listings or materials to any content, services or products offered by the Netscape Named Entities that are directly competitive with content, services or products offered by Netscape. Any promotion of Netscape Named Entities within these pages must be agreed to by Netscape in advance of such promotion. On the Effective Date, the parties shall
* Excite Named Entities and Netscape Named Entities.

     6.4.2 Excite will provide carriage to Netscape content and services to be mutually agreed to by the parties. On Co-Branded Channels, Directory Service Pages, Classifieds and Netscape Search Results Pages, Excite will refrain from promoting or providing carriage to content and services directly competitive to those of Netscape, including the Netscape Named Entities. Netscape will provide carriage to the Co-Branded Channels in Netscape controlled parts of the Service as mutually agreed.

     6.4.3 Services and products which directly compete with Excite's Internet services may not be promoted through advertising, e-commerce or sponsorship deals or content deals within the pages and services served by Netscape in the Service. The foregoing restriction shall not apply to: (i) AOL branding that is integral to Netscape's promotion of Netscape AOL Instant Messenger, (ii) sub-brands of services offered by any Excite Named Entity, so long as the primary brand of the competitor does not appear as a component of the sub-brand,
(iii) the Net Search Program, and (iv) other Netscape contractual obligations

------------
* Confidential Treatment has been requested with respect to certain portions of this exhibit. Confidential portions have been omitted from the public filing and filed separately with the Securities and Exchange Commission.


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                                                CONFIDENTIAL TREATMENT REQUESTED

existing as of the Effective Date. Any other promotion of Excite Named Entities within these pages must be agreed to by Excite in advance of such promotion.

6.5. Sale of Service Ad Inventory and E-Commerce Listings.

     6.5.1. The Co-Branded Channel for * will provide an integrated set of commerce properties contributed by Netscape and Excite (based on Channel allocations). The parties will cooperate in good faith to maximize revenue from * and ecommerce deals that involve both parties' Netcenter channels. Ad banners and e-commerce links within Netscape managed content/services will be * by Netscape. This includes the Netcenter Front Page, Netscape Channels, the Net Search Page and Directory Service Pages in the Netscape Channels. Excite shall be responsible for * all advertising, sponsorships and any other promotions within the Service Ad Inventory and E-Commerce Listings in the Search Results Pages, Directory Service Pages in the Co-Branded Channels and the Co-Branded Channels, subject to the then-current Excite guidelines for advertising and e-commerce partners. As of the Effective Date, Netscape has reviewed and approved Excite's guidelines. If Excite management approval is required for any category of advertisements, then Netscape shall also approve of such advertisement before such advertisement is accepted for posting in the Service. If Excite wishes to change its guidelines for advertising and e-commerce partners, Excite shall so notify Netscape and the parties shall mutually agree to any such change as it pertains to the Service Ad Inventory. The parties will cooperate in good faith to maximize revenue from shopping and E-commerce deals that involve both parties' Netcenter Channels. Advertising for * is * in the Search Results Pages and the Co-branded Channels consistent with Excite's applicable advertising sales policies.

     6.5.2. Advertising and e-commerce services which Excite shall provide include sales, order processing, serving Service Ad Inventory and E-Commerce Listings, billing and collection and reporting pursuant to Section 9.2. In selling Service Ad Inventory and E-Commerce Listings and providing advertising and e-commerce services hereunder, Excite will carry out such services with substantially the same diligence and vigor as it employs when selling, managing or maintaining similar advertising and e-commerce on its own services and Web sites. The parties acknowledge that nothing contained herein requires that Service Ad Inventory or the E-Commerce Listings in the Service and in Excite's Web Site be offered * .

     6.5.3. All unsold ad banner inventory, after the delivery of any make goods to advertisers, within the Service Ad Inventory shall be considered house ad banner inventory. In the normal course of business, Excite may use ___*___ of this house ad banner inventory to provide Excite's advertising customers with make goods, provide promotional inventory and make other industry standard uses of such excess inventory. Excite may also use its share of house inventory to promote (i) Netcenter, (ii) the Co-Branded Channels and other services offered by Excite in the Service, or (iii) to a maximum of ___*___ of Excite's share of the house inventory, Excite's Internet services. Netscape may specify up to ___*___ of its share of the house inventory to promote Netcenter services (including those co-branded services delivered by Excite). Both parties must mutually approve any promotion outside these guidelines in advance. Either party may use its allocation of house inventory as barter to third parties other than Excite Named Entities or Netscape Named Entities.

     6.5.4. Current Netscape * that fall into Excite channel areas will need to be * into Excite's Co-Branded Channel for *. Excite will sell all other categories within the * Channel where Netscape does not * have an * as Netscape shall * Excite as of the Effective Date. Excite shall comply with * Netscape has assuming such * of Excite. Should the parties' * the parties shall negotiate a reasonable solution in good faith.

     6.5.5. Prior to Excite selling any E-Commerce Listings on Directory Search Pages in a Netscape Channel, Excite shall get Netscape's prior written approval. For the duration of the term of the such contracts entered into by Excite, the parties will share revenue for such E-Commerce Listings on the same basis as if Excite had sold such E-Commerce Listing on the Directory Search Page in a Co-Branded Channel.

6.6. Content Provider Participation in the Co-Branded Channels. Excite shall determine the guidelines by which Content Providers may participate in the Co-Branded Channels, provided such guidelines comply

------------
* Confidential Treatment has been requested with respect to certain portions of this exhibit. Confidential portions have been omitted from the public filing and filed separately with the Securities and Exchange Commission.


                                       10

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                                                CONFIDENTIAL TREATMENT REQUESTED

with Netscape's specifications. With respect to each Content Provider that may or does participate in the Co-Branded Channels, Excite will be responsible for administering each such Content Provider's application and compliance with the guidelines. If any such Content Provider fails to come into compliance after receipt of notification, Netscape shall direct Excite to reduce or remove the listing of a non-complying Content Provider.

6.7. Technical Support by Excite. During the Term, Excite shall provide technical support services for the Service to Netscape on a timely basis, appoint a technical contact to whom Netscape may address all technical questions relating to the Service, and use its commercially reasonable efforts to promptly remedy any material malfunctioning of the Service. Excite shall perform such technical support in accordance with the terms set forth in Exhibit D, or as otherwise provided herein. Excite shall be responsible for subscribers' maintenance and support requirements in connection with the Service. Excite shall be solely responsible for the purchase, implementation, maintenance and support of all software and hardware required to fulfill its obligations under this Agreement.

6.8. Netscape Technical Support. During the Term, Netscape shall provide technical support services to Excite for the interaction between the Service and other areas of Netcenter on a timely basis, appoint a technical contact to whom Excite may address all technical questions relating to the technical interface between such areas and use its commercially reasonable efforts to promptly remedy any material malfunctioning of areas of Netcenter that interact with the Service. Netscape shall be responsible for subscribers' maintenance and support requirements in connection with Netscape's Web Site other than the Service. Netscape shall be solely responsible for the purchase, implementation, maintenance and support of all software and hardware required to fulfill its obligations under this Agreement.

6.9. Proprietary Rights. If either party has contributed to the Service or the Net Search Program intellectual property rights owned by that party, including, without limitation, the Excite Graphic, the other party shall be granted a royalty-free, worldwide license, without payment or other charge therefor, to use, display, perform, reproduce and distribute such intellectual property solely in connection with the Service and the Net Search Program for the duration of the term of the Agreement, unless otherwise provided herein. Copyrighted elements contained in a Service and the Net Search Program shall be the property of the copyright owner.

6.10. Ownership. The Excite Licensed Technology, including, without limitation, all intellectual property rights therein, shall be owned by Excite. Subject to Excite's ownership of the Excite Licensed Technology, * to the Excite Licensed Technology during the term of the Agreement, including, without limitation, all intellectual property rights therein, * . After the term of the Agreement, subject to the technology license described in Section 13 and Exhibit F, * to the Excite Licensed Technology developed by or on behalf of Netscape, including, without limitation, all intellectual property rights therein, * . The user interface of the Netscape Branded Search Service, including, without limitation, all intellectual property rights therein, shall be owned by Netscape. The Netscape Licensed Technology, including, without limitation, modifications and all intellectual property rights therein, shall be owned by Netscape. Other copyrighted elements contained in the Service and the Net Search Program shall be the property of the copyright owner. Except as otherwise provided in this
Section 6.10, jointly developed or conceived intellectual property rights shall be owned as the parties shall, in good faith, agree.

7.   END USER REGISTRATION AND CUSTOMER SUPPORT

7.1. User Registration. End users who wish to engage in certain activities in the Co-Branded Channels may have to register as described in Exhibit A, as such Exhibit may be revised by Netscape from time to time. Netcenter members will be able to register for appropriate co-branded content through the personalization offering. Netscape will develop the end user personalization offering. Until such time as Netscape's personalization offering is developed, which is estimated to be 90 days after the Launch Date, Excite may use its personalization technology to provide personalization functions within the Co-Branded Channels. Once the Netscape personalization offering is available, Excite agrees to transition to Netscape's personalization offering in the Co-Branded Channels after the availability of Netscape's personalization offering according to a mutually determined schedule and transition plan. To facilitate this transition, Netscape will give Excite as much advance notice of the completion and specifications of the personalization offering as reasonably possible and the parties will cooperate in good faith on hosting,

------------
* Confidential Treatment has been requested with respect to certain portions of this exhibit. Confidential portions have been omitted from the public filing and filed separately with the Securities and Exchange Commission.


                                       11

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                                                CONFIDENTIAL TREATMENT REQUESTED

transition and implementation issues. The co-branded content for which users register on Netcenter channels maintained by Excite will be integrated with Netscape's member directory and personalization offering. Excite will support Netscape's personalization through the deployment of Netscape LDAP/NIB software and use of the Netscape personalization schema. Excite will support Netscape personalized summaries through the deployment and provision of RDF+ based summaries of content provided through the Excite Co-Branded Channels as Netscape's personalization technology is developed. The user registration page will be linked to the Netcenter Front Page as well as all other appropriate pages in the Service as Netscape shall determine. Any and all information regarding end users that is obtained by Excite through, or in connection with, the Service will be subject to the terms and conditions of Exhibit A.

7.2. Netcenter Customer Support Programs. Excite shall provide customer support features in the Co-Branded Channels consistent with Netscape's then current customer support policies or as otherwise mutually agreed. Netscape may develop additional Netcenter features and programs to help promote sales and customer loyalty, and Excite shall implement such services and features when they are developed, provided such implementation be reasonable and standard for participants in Netcenter.

8.   NETSCAPE PRODUCTS AND TECHNOLOGY

8.1. Optimize for Netscape Technology. In consideration of Excite participating as an integral service partner within a core area of Netcenter and in order to optimize the efficiency of the Service, during the Term:

     8.1.1. Within all aspects of the Service, Excite shall ensure compatibility with Netscape-released client software used by Netcenter members, especially the latest Netscape-released version of Netscape Communicator client software or any successor;

     8.1.2. Excite shall implement within the Service a dynamic HTML interface or the then current client software technology within the beta testing period of the client software. Such dynamic HTML features shall be positioned in at least one prominent content area within the Service and be operational and publicly accessible at the time of the release of the new Netscape client products;

     8.1.3. Excite shall consider the use of at least * of Netscape * product (currently Netscape *) to maintain Excite's Web Site;

     8.1.4. Within the Service, Excite shall not promote any client and server software or online service that directly competes with Netscape's software or service;

     8.1.5. Excite shall display the "Netscape Now" button (or any successor button) prominently on the * of Excite's Web Site, on * Service, and on any page on * which contains a * or * for any *. On any page on which the Netscape Now button is displayed, the Netscape Now button shall be at least * to the virtual button, text link or graphic for any *. Netscape hereby grants Excite a nonexclusive and nontransferable license to perform and display the Netscape Now button directly in connection with fulfilling the foregoing obligation. Excite's use of the Netscape Now button shall be in accordance with the guidelines of the Netscape Now Program currently published at the URL http://home.netscape.com/comprod/mirror/netscape_now_guidelines.html. Excite's course of dealing with respect to other services it may operate shall be governed by the terms of Section 8.2.

8.2. Course of Dealing. In consideration of (i) the use of the netscape.com domain name for the Service, and (ii) the treatment of the Co-Branded Channels as a fundamental part of the Netcenter service, until such time as Microsoft fully publicly documents and makes available its operating systems' programming interfaces sufficiently to enable Netscape to make use of all of the facilities and resources of those operating systems on a basis equal to that of Microsoft, Excite shall:

     8.2.1. Within Excite.com, not accord Microsoft's Internet Explorer product a position of preference and prominence, overall as well as on an element by element basis, greater than that accorded Netscape and its products and services; and

     8.2.2. Not make content available solely to users of client software or services other than Netscape's, or disfavor or disadvantage users of Netscape client software or services in any way relative to users of other Internet client software or services.

9.   JOINT ACTIVITIES

9.1. Quarterly Reviews of the Service. Netscape and Excite agree to establish quarterly reviews of the Service to evaluate the success of the Service and agree to modifications and improvements to the Service.

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* Confidential Treatment has been requested with respect to certain portions of this exhibit. Confidential portions have been omitted from the public filing and filed separately with the Securities and Exchange Commission.


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                                                CONFIDENTIAL TREATMENT REQUESTED

9.2. Reporting. Excite will provide on-line, password protected access to a daily user access log report (updated weekly) in common log format describing the total number of page impressions for each of the pages in the Service, and such other tracking information as the parties shall mutually agree, and (ii) Netscape shall provide Excite with on-line, password protected access to reports describing the number of redirects of traffic to the Co-Branded Channels from Netscape's Web Site and such other tracking information as the parties shall mutually agree. The information contained in the reports and logs shall be maintained online for six (6) months and archived thereafter, and will be deemed the Confidential Information of both parties for the purpose of the Confidential Disclosure Agreement, provided, however that Netscape shall have the right to use the information contained in such reports in Netscape's private and public reporting of access to the Service and Netscape's Web Site.

9.3. Audit Rights. Excite shall retain complete, clear and accurate records regarding its activities under this Agreement and the amount of Revenues. Each April and October during the Term, the parties shall review the financial results for the Service and access logs. Netscape shall have the right, upon no less than 15 days prior written notice to Excite, to cause an independent Certified Public Accountant to inspect and audit, during Excite's normal business hours, all relevant records of Excite upon which Excite's revenue reports for the Service are based and the access logs. The information contained in the revenue reports and access logs will be deemed the Confidential Information of Excite for the purpose of the Confidential Disclosure Agreement. The costs of such audit shall be paid by Netscape, provided, however, that if said inspection shall reveal an underreporting in excess of 5% in monies due to Netscape by Excite or an annual underreporting in excess of 5% in traffic to the Service as compared to any underreporting experienced by Excite on the Excite Brand Service, Excite shall pay for the audit plus any underpayment and make adjustments based on the underreporting of traffic, if applicable. Netscape's audit rights as described herein shall continue for 2 years after the expiration or termination of the Term.

9.4. Marketing Commitments; Press Plans.

     9.4.1 Netscape will provide promotions of Co-Branded Channels across the Netcenter service in prominent locations, on the Netcenter Front Page and in promotional inventory. On the Netcenter Front Page and across Netcenter, Netscape will not disadvantage the promotion of the Co-Branded Channels relative to Netscape branded channels in its overall site promotion plans.

     9.4.2 The home page of Netscape's Web Site will be Netscape branded only and neither Excite nor any Excite Named Entity will have any branding on the home page of Netscape's Web Site, with the exception of (i) AOL branding that is integral to Netscape's promotion of Netscape AOL Instant Messenger or (ii) sub-brands of services offered by any Excite Named Entity, so long as the primary brand of the competitor does not appear as a component of the sub-brand.

     9.4.3 Excite will create and maintain any marketing collateral required for supporting the sales of the Co-Branded Channels, Netscape Search Results Pages and the Directory Services Pages in the Co-Branded Channels.

     9.4.4 Excite and Netscape agree to participate in a joint press announcement regarding the Service which will take place on a mutually agreed upon date. The parties shall agree to the form and content of the joint press release. Either party may issue its own press release, subject to the other party's prior approval of the content within the release. With respect to major advertising and marketing deal announcements regarding the Service, Netscape and Excite shall have 48 business hours to respond, in writing, to any proposed announcement. In any press announcement regarding the Service, both Excite's and Netscape's names shall be included in the press release, and the names shall appear with equal prominence.

10.  CONSIDERATION

For the benefits provided to Excite under this Agreement, Excite shall (i) pay Netscape the Payment in the amount and subject to the terms set forth in Exhibit B and, (ii) concurrently with the execution of this Agreement, enter into with Netscape that certain Warrant Purchase Agreement attached hereto as Exhibit I and, in accordance with the terms thereof, issue Excite warrants to Netscape.

11.  EXPOSURE GUARANTEES

11.1 Quarterly Review. The parties agree to meet every quarter to review, and adjust annually as necessary, the Net Search and Netcenter Widget rotations to ensure delivery of the applicable impression and click-though guarantees.

------------
* Confidential Treatment has been requested with respect to certain portions of this exhibit. Confidential portions have been omitted from the public filing and filed separately with the Securities and Exchange Commission.


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                                                CONFIDENTIAL TREATMENT REQUESTED

11.2 * Guarantee. For Excite-branded Net Search, Netscape will make a traffic guarantee of * over * . After * of such traffic guarantee is exceeded and upon reasonable advance notice from one party to the other, the parties may mutually agree to * Excite's rotation of Net Search Page * to control any * , and in such case Netscape has the right to * search engine * on the Net Search Page. In the event Netscape delivers Excite-branded Net Search Page * in excess of the applicable * guarantee, Excite will pay Netscape for the excess * pursuant to Exhibit B.

11.3 * Guarantee. Netscape will guarantee * from the * for Excite search. After
* of such * guarantee is exceeded and upon reasonable advance notice from one party to the other, the parties may mutually agree to reduce Excite's exposure in the * to control any * , and in such case Netscape has the right to * search engine * within the * . In the event Netscape delivers * in excess of the applicable annual * , Excite will pay Netscape for the * pursuant to Exhibit B. Excite's placement in the * for the * of the term of the Agreement. After the * of the Term of the Agreement, Netscape may remove Excite from the *, so long as (i) Netscape also * from the * and (ii) any * for Excite's portion of the * not delivered at the time Excite is removed from the * will be * by delivering * the Excite-branded search offering within Net Search Program.

11.4. * Guarantee. For Netscape Branded Net Search, Netscape will make a * of *. Excite will pay Netscape in accordance with the terms set forth in Exhibit B.

11.5. * Guarantee. For Co-Branded Channels in Netcenter, Netscape will * of * over * . Excite will pay Netscape in accordance with the terms set forth in Exhibit B.

11.6 * Channels. Netscape will guarantee an additional * in the Net
Search Program area in consideration for the channels Excite * as of the Effective Date. * will be allocated to Excite-branded search, and * . Excite will pay Netscape in accordance with the terms set forth in Exhibit B.

11.7 No Adverse Change. Netscape will not change the form or function of the Net Search page in a manner that materially adversely affects the performance of the program as compared to its performance at the time the Agreement is executed. In the event that Excite experiences adverse changes to its traffic from the Net Search page following a change by Netscape to the form or function of the Net Search page, Excite will promptly notify Netscape of the magnitude of the change. Netscape will have ten (10) business days from receipt of Excite's notice to * of the Net Search page * by Excite. Excite will reasonably cooperate with Netscape in * in performance. Netscape will credit Excite with make good impressions on the Net Search page to compensate Excite for traffic decreases experienced by Excite for the period of time beginning on receipt of notice to Netscape until the restoration of performance.

11.8 Make Goods. The make goods on all guaranteed impressions or click-throughs will be delivered by Netscape continuing each under-delivered placement beyond the term of the Agreement until the guaranteed amount associated with that placement has been delivered. The make goods described in this Section shall be Excite's sole and exclusive remedy with regard to the under-delivery of impressions and/or click-throughs.

11.9 *. For Co-Branded Channel * traffic, traffic sources will include Channel click-through from the Netcenter Front Page, ad banners, other promotions, bookmarks, recirculation from other parts of Netcenter and other forms of organic traffic generation that result in a unique visit to the Co-Branded Channels.

12.  HARMFUL CONTENT

Excite is solely responsible for any liability arising out of or relating to (i) Excite's Content and/or (ii) any material under Excite's control to which users can link through Excite's Content. Excite represents and warrants that it holds the necessary rights to permit the use of Excite's Content by Netscape for the purpose of this Agreement; and that Excite's Content and any material under Excite's control to which users can directly link through Excite's
Content will not violate any applicable laws or rights of any third parties. If Netscape is aware that Excite's Content or Excite's Web Site contains any material that Netscape deems likely to cause Netscape material harm, Netscape will inform Excite and may (i) not include Excite's Content at issue in the Service, and/or (ii) terminate this Agreement if Excite has not revised to Netscape's

------------
* Confidential Treatment has been requested with respect to certain portions of this exhibit. Confidential portions have been omitted from the public filing and filed separately with the Securities and Exchange Commission.

                                                CONFIDENTIAL TREATMENT REQUESTED

satisfaction Excite's Content within five (5) business days after receipt of written notice from Netscape. Netscape reserves the right not to include in the Service any Excite's Content that does not substantially conform to the terms set forth herein.

13.  EXCITE LICENSED TECHNOLOGY

13.1. Deliverables. Upon the earlier of (i) * or (ii) the * of the Agreement (subject to Section 18.4), Excite shall deliver to Netscape one complete and accurate copy of the Excite Licensed Technology as set forth in Exhibit F.

13.2. License Rights. Subject to the terms and conditions of this Agreement, Excite hereby grants to Netscape a perpetual, worldwide, royalty-free, irrevocable, nonexclusive right and license to utilize the Excite Licensed Technology, the rights to do as follows:

     13.2.1. use, modify, enhance, create derivative works and subsets of, reproduce and translate the Excite Licensed Technology;

     13.2.2. compile all or any portion of the source code versions of the Excite Licensed Technology into object code versions through the use of any Netscape or other third-party compiler or other technology;

     13.2.3. use the Excite Licensed Technology to run Netscape's or a third party's website which it branded or at least co-branded with the Netscape brand; and

     13.2.4. sublicense any of the rights or licenses granted in this Section 13.2.

13.3. Support of Excite Licensed Technology. Upon delivery of the Excite Licensed Technology by Excite to Netscape in accordance with Section 13.1, Excite shall, at no charge to Netscape, provide sixty (60) person days of engineering support. Excite shall provide to Netscape all "bug" fixes and error corrections to the Excite Licensed Technology that are developed by or for Excite. Additional support and engineering services will be provided by Excite to Netscape, at Netscape's request from time to time, upon terms mutually agreed to by the parties.

13.4 Source Code Escrow. As soon as reasonably practical after the Effective Date, the parties will enter into a source code escrow agreement with a nationally-recognized escrow agent, specifying the terms, conditions and procedures under which the Excite Licensed Technology could be released to Netscape in the event of certain events that would reasonably be considered to jeopardize Netscape's rights to the Excite Licensed Technology hereunder.

14.  NETSCAPE LICENSED TECHNOLOGY

14.1. Deliverables. During the Term, as soon as commercially practicable after Netscape uses any Netscape Licensed Technology in connection with the production or operation of Netcenter, Netscape shall deliver to Excite the Netscape Licensed Technology set forth in Exhibit E.

14.2. License Rights. Subject to the terms and conditions of this Agreement, Netscape hereby grants to Excite a nonexclusive, nontransferable right and license (with no right to sublicense) to use the Netscape Licensed Technology in connection with the development, production, programming, operation and maintenance of the * during the *.

14.3. Support. Upon initial delivery of the Netscape Licensed Technology by Netscape to Excite in accordance with Section 14.1, Netscape shall, at no charge to Excite, provide * person days of engineering support.

14.4. Netscape Application Server (NAS)/KIVA Software. On the Effective Date, Netscape grants Excite a * , nonexclusive and non-transferable license (with no right to sublicense) to use, for Excite's * only, in accordance with the terms set forth in the Netscape end user license agreement provided with such software, the executable code of the Netscape Application Server (NAS) software for up to * on any platform commercially available as of the Effective Date. This license does not include any * . Notwithstanding anything to the contrary set forth in this Section 14, all rights and licenses to the Netscape Application Server (NAS) software shall be governed by the terms and conditions of Netscape's standard end user license agreement included by Netscape with the delivery of such software.

------------
* Confidential Treatment has been requested with respect to certain portions of this exhibit. Confidential portions have been omitted from the public filing and filed separately with the Securities and Exchange Commission.

                                                CONFIDENTIAL TREATMENT REQUESTED

15.  WARRANTIES

15.1. Performance. Excite warrants that (i) it has the right to perform the services set forth in this Agreement, (ii) such performance does not infringe on any third parties' proprietary or personal rights, and (iii) other than as specifically set forth in this Agreement, Netscape shall not be obligated to pay any fees or royalties for including the Service in Netcenter. Excite warrants that the Service will function substantially in accordance with the terms set forth in this Agreement. In any given * during the Service Period, the Service shall have an uptime of at least * with industry standard downtime for maintenance. Excite shall repair any malfunctions of the Service within a reasonable period of time (not to exceed 2 days) after notice by any party of such condition. Netscape warrants that (i) it has the right to perform the services set forth in this Agreement, and (ii) Excite shall not be obligated to pay any fees or royalties for participating in Netcenter other than as specifically set forth in this Agreement. Netscape warrants that Netcenter will function substantially in accordance with the terms set forth in this Agreement. In any given * during the Service Period, Netcenter shall have an uptime of at least * with industry standard downtime for maintenance. Netscape shall repair any malfunctions of Netcenter within a reasonable period of time (not to exceed 2 days) after notice by any party of such condition.

15.2. Disclaimer. THE WARRANTIES PROVIDED BY THE PARTIES HEREIN ARE THE ONLY WARRANTIES PROVIDED BY THE PARTIES WITH RESPECT TO THE SUBJECT MATTER OF THIS AGREEMENT. SUCH WARRANTIES ARE IN LIEU OF ALL OTHER WARRANTIES BY THE PARTIES, EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO THE SUBJECT MATTER OF THIS AGREEMENT. THE NETSCAPE LICENSED TECHNOLOGY AND EXCITE LICENSED TECHNOLOGY ARE PROVIDED "AS IS," "WITH ALL FAULTS," WITHOUT WARRANTY OF ANY KIND AND NETSCAPE AND EXCITE, RESPECTIVELY, DISCLAIM ALL OTHER WARRANTIES RELATED THERETO, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION THE WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT OF THIRD PARTY RIGHTS. NEITHER PARTY WARRANTS THAT THE NETSCAPE LICENSED TECHNOLOGY OR EXCITE LICENSED TECHNOLOGY IS ERROR-FREE OR THAT ITS OPERATION WILL BE SECURE OR UNINTERRUPTED.

16.  INDEMNITY

16.1. Excite Indemnity. Excite shall indemnify, hold harmless and defend Netscape from and against any and all claims, liabilities, losses, damages, expenses and costs (including reasonable attorneys' fees and costs) arising out of or relating to the * to which users can * through Excite's Content, or other information supplied or managed by Excite (other than the Excite Licensed Technology), or the negligence or intentional wrongdoing of Excite, except to the extent that Netscape is responsible under Section 16.2. Excite will pay resulting costs, damages and legal fees finally awarded in such action in a court or in a settlement which are attributable to such claim provided that: (i) Netscape promptly notifies Excite in writing of any such claim; (ii) Excite has sole control of the defense and all related settlement negotiations, and (iii) Netscape cooperates with Excite, at Excite's expense, in defending or settling such claim.

16.2. Netscape Indemnity. Netscape shall indemnify, hold harmless and defend Excite from and against any and all claims, liabilities, losses, damages, expenses and costs (including reasonable attorneys' fees and costs) arising out of or relating to the * portions * (and not including the Service, Excite's Content and any * to which users can * through Excite's Content), any content (other than the * and the *) provided by Netscape to Excite for use in the Service in accordance with this Agreement, or the negligence or intentional wrongdoing of Netscape, except to the extent that Excite is responsible under
Section 16.1. Netscape will pay resulting costs, damages and legal fees finally awarded in such action in a court or in a settlement which are attributable to such claim provided that: (i) Excite promptly notifies Netscape in writing of any such claim; (ii) Netscape has sole control of the defense and all related settlement negotiations, and (iii) Excite cooperates with Netscape, at Netscape's expense, in defending or settling such claim.

------------
* Confidential Treatment has been requested with respect to certain portions of this exhibit. Confidential portions have been omitted from the public filing and filed separately with the Securities and Exchange Commission.

                                                CONFIDENTIAL TREATMENT REQUESTED

17.  LIMITATION OF LIABILITY

EXCEPT IN CONNECTION WITH EACH PARTY'S INDEMNIFICATION OBLIGATIONS SET FORTH IN
SECTION 16 OR A BREACH BY EITHER PARTY OF ITS CONFIDENTIALITY OBLIGATIONS AS DESCRIBED IN SECTION 19.1, IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER FOR LOST PROFITS OR ANY FORM OF INDIRECT, SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES OF ANY CHARACTER FROM ANY CAUSES OF ACTION OF ANY KIND WITH RESPECT TO THIS AGREEMENT WHETHER BASED ON BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE), OR OTHERWISE, AND WHETHER OR NOT THE OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE. THE LIABILITY OF EITHER PARTY FOR DAMAGES OR ALLEGED DAMAGES HEREUNDER (EXCEPT FOR DAMAGES OR ALLEGED DAMAGES ARISING UNDER SECTION
16), WHETHER IN CONTRACT OR TORT OR ANY OTHER LEGAL THEORY IS LIMITED TO AND SHALL NOT EXCEED THE AMOUNT * TO NETSCAPE UNDER THIS AGREEMENT.

18.  TERM AND TERMINATION

18.1. Term. Unless earlier terminated pursuant to the provisions of Section 12,
Section 18 or as described in Exhibit A, this Agreement shall begin on the Effective Date and end on the last day of the Service Period.

18.2. Termination for Cause. Either party shall have the right to terminate this Agreement upon a material default by the other party of any of its material obligations under this Agreement, unless within 30 calendar days after written notice of such breach the breaching party remedies such default.

18.3. Rights Upon Termination or Expiration. Upon expiration or termination of this Agreement, Excite and Netscape shall jointly own the information regarding end users as described in Exhibit A. Netscape shall have the right, without any additional payment, charge or royalty to Excite, to produce versions of the Service which do not include Excite's proprietary technology, logo or name but which might employ a graphic user interface which is substantially similar to the graphic user interface of the Service. In order to continue to offer a successor to the Service within Netcenter without interruption, Excite shall promptly deliver Service-related information to Netscape or its designee. In addition to the right to receive amounts payable at the time of the termination or expiration of this Agreement, Section 6.9 ("Proprietary Rights"), Section
6.10 ("Ownership"), Section 7.1 ("User Registration"), Section 9.3 ("Audit Rights"), Section 12 ("Harmful Content"), Section 13.2 ("License Rights"),
Section 15 ("Warranties"), Section 16 ("Indemnity"), Section 17 ("Limitation of Liability"), Section 18.3 ("Rights Upon Termination or Expiration"), Section 19 ("General"), and provisions in Exhibits attached hereto that provide for their survival, shall survive the termination or expiration of this Agreement for any reason. Provisions of other Sections which, by their nature, must remain in effect beyond the termination or expiration of this Agreement, shall also survive termination or expiration of this Agreement for any reason.

18.4 *

     18.4.1 In the event of acquisition of * or any affiliate (wholly or majority owned) of such company, Excite shall give Netscape prompt notice, and Netscape may at its option: * rights to the * immediately, ask Excite to * the Service for a * period of * after the close of the *, and * the Agreement following the above. All such * will consist of a * of all day to day operational responsibilities such that the partners can continue to pursue their businesses *. If Netscape * the agreement, Netscape will pay Excite the * of amortization on * , and all * by Excite related to any * as a result of this * and * by Netscape on account of Excite's * , when such revenue is realized by Netscape. * , Excite will have * into a new agreement that preserves Excite's Net Search Program and Netcenter Widget rotations at the * specified herein for the shorter of (i) twelve (12) months after the termination of this Agreement or
(ii) what * remainder of the term of the Agreement and any * applicable to Excite's Net Search Program and Netcenter Widget rotations pursuant to Section 11.8.

------------
* Confidential Treatment has been requested with respect to certain portions of this exhibit. Confidential portions have been omitted from the public filing and filed separately with the Securities and Exchange Commission.

                                                CONFIDENTIAL TREATMENT REQUESTED


     18.4.2 In the event of * of Netscape by * , Netscape shall give Excite prompt notice, and Excite may, at its option, * the agreement. If Excite elects to * the agreement, Excite will continue to operate the Service for a * period of * days after the close of * . All such * will consist of a * of all day to day operational responsibilities such that the partners can continue to pursue their businesses * . If Excite elects to terminate, Netscape will pay Excite the
* on Excite's * , and all * incurred by Excite related to any * as a result of this * * booked by Netscape on account of Excite's * , when such revenue is realized by Netscape. Except as set forth below, Netscape * license to the Excite * pursuant to Section 13. However, if Excite * , Excite will have the * into a new agreement that preserves Excite's Net Search Program and Netcenter Widget rotations for what * the remainder of the term of the Agreement at the * specified herein, provided if Excite * its technology pursuant to Section 13. Netscape will inform Excite of which elements of * Netscape desires to * within 30 days of being notified of Excite's election.

     18.4.3 In the event that Netscape * company that is an * , Netscape shall give Excite prompt notice, and Excite may, at its option, * the agreement. If Excite elects to * the agreement, Excite will continue to operate the Service for a * period of * after the close of the * . Any such * will consist of a * of all day to day operational responsibilities such that the parties can continue to pursue their businesses * . If Excite elects to * , Netscape will pay Excite the * on * by Excite related to any * as a result of this termination * booked by Netscape on account of Excite's * , when such revenue is realized by Netscape. Except as set forth below, Netscape * any license to the * pursuant to
Section 13. However, if Excite * this Agreement, Excite will have the * into a new agreement that * Excite's Net Search Program and Netcenter * for what * the remainder of the term of the Agreement at the CPMs specified herein provided Excite elects to transfer the Excite Licensed Technology pursuant to Section 13. Netscape will inform Excite of which elements of the * Netscape desires to license within 30 days of being notified of Excite's election.

     18.4.4. In the event that Excite * * , Excite shall give Netscape prompt notice, and Netscape may, at its option, * , provided that Netscape will be allowed to exercise its * , and that Excite will * the Service for a * period of
* days after the close of the * . Any such * will consist of a * of all day to day operational responsibilities such that the parties can continue to pursue their businesses * . In the event of termination, Netscape will pay Excite the * on Excite's * or * , and all * by Excite related to any * as a result of this termination and * of any revenue booked by Netscape on account of Excite's * , when such revenue is realized by Netscape. In the event Netscape * , except in the event where Excite * , Excite will have the * into a new agreement * Excite's Net Search Program and Netcenter * at the * specified herein for the * of (i) * months after the termination of this Agreement or (ii) what the * of the Agreement and any * applicable to Excite's Net Search Program and Netcenter Widget rotations pursuant to Section 11.8.

     18.4.5. * in this Section 18.4, * , subcontract or sublicense this Agreement in its entirety to an entity acquiring the party, * does not * and is not reasonably anticipated to change the scope of this Agreement or the quality of the services to be provided hereunder. The * shall notify the other party prior to any such assignment. Any attempt by either party to assign (by operation of law or otherwise), subcontract or sublicense this Agreement except as expressly permitted herein, shall be null and void. The entity managing the Service subsequent to an assignment hereunder shall affirmatively agree in writing to honor all commitments concerning the Service.

19.  GENERAL

19.1. Confidentiality. The exchange of Confidential Information (as defined in the Confidential Disclosure Agreement attached as Exhibit C) under this Agreement shall be governed by the terms of the Confidential Disclosure Agreement. In addition to information meeting the definition of Confidential

------------
* Confidential Treatment has been requested with respect to certain portions of this exhibit. Confidential portions have been omitted from the public filing and filed separately with the Securities and Exchange Commission.

                                                CONFIDENTIAL TREATMENT REQUESTED


Information in the Confidential Disclosure Agreement, the contents of this Agreement and, subject to the terms of Exhibit A, End User Information, shall be deemed Confidential Information thereunder.

19.2. Insurance. Excite, at its sole cost and expense, shall secure and maintain adequate insurance coverage as is necessary, as a reasonable prudent businessperson, for Excite to bear all of its obligations under this Agreement. Excite's insurance shall be primary to any other insurance Netscape may have. All insurance shall be written by companies with a current A.M. Best rating of A-, VI or better.

19.3. Dispute Resolution. Any dispute hereunder will be negotiated between the parties commencing upon written notice from one party to the other. Settlement discussions and materials will be confidential and inadmissible in any subsequent proceeding without both parties' consent. If the dispute is not resolved by negotiation within 45 days following such notice, the parties will refer the dispute to non-binding mediation conducted by JAMS/EndDispute in Santa Clara County, California (the "Venue"). The parties will share the costs of mediation. If the dispute is not resolved after 45 days of mediation, the parties will refer the dispute to binding arbitration by JAMS/EndDispute in the Venue. The results of any arbitration will be final and non-appeallable, except that either party may petition any court of competent jurisdiction in the Venue to review any decision relating to intellectual property matters (including the scope of license rights), vacating or modifying erroneous conclusions of law or findings of fact not supported by substantial evidence. The arbitrator may fashion any legal or equitable remedy except punitive or exemplary damages, which both parties waive. The arbitrator will render a written decision, which may be entered in and enforced by any court of competent jurisdiction, but which will have no preclusive effect in other matters involving third parties. The losing party will pay the costs of the arbitration and the reasonable legal fees and expenses of the prevailing party, as determined by the arbitrator. The parties will jointly pay arbitration costs pending a final allocation by the arbitrator. At any point in the dispute resolution process, either party may seek injunctive relief preserving the status quo pending the outcome of that process. Except as noted, the parties waive any right to judicial process. California law, without regard to its conflict-of-law provisions, will govern this Agreement. The U.S. Arbitration Act and JAMS/EndDispute rules will govern the arbitration process. Absent fraudulent concealment, neither party may raise a claim more than 3 years after it arises or any shorter period provided by applicable statutes of limitations.

19.4. Notices. All notices required or permitted hereunder shall be given in writing in the English language and shall be addressed to the respective parties as set forth on the Cover Sheet and shall either be (i) personally delivered, or
(ii) transmitted by internationally-recognized private express courier, and shall be deemed to have been given on the date of receipt if delivered personally, or two (2) days after deposit with express courier. Either party may change its address for purposes hereof by written notice to the other in accordance with the provisions of this Subsection.

19.5. Determination of Equivalence. Subject to Netscape's selection of Internet search and Directory features or functionality pursuant to Section 3.1, the parties agree that any obligation of Excite herein that is required to be performed in a manner that is equivalent to, or otherwise commensurate with, the same level of performance of the Excite Brand Service shall be deemed a material obligation of Excite. Excite shall be deemed to be in material breach of any such obligation in the event that the features and functionality of the Excite Brand Service comparable to Netscape's selected Internet search and Directory features or functionality pursuant to Section 3.1 shall at any time be rated higher than Netcenter on * or more of the * , nationally recognized, * services.

19.6. Miscellaneous. (a) Neither party's waiver of a breach or delay or omission to exercise any right or remedy shall be construed as a waiver of any subsequent breach or as a waiver of such right or remedy. (b) This Agreement may be amended only by a writing signed by both parties. (c) This Agreement creates no agency, partnership, joint venture, or employment relationship and neither party nor its agents have any authority to bind the other in any respect whatsoever. (d) All rights not expressly granted by Netscape to Excite hereunder shall be reserved by Netscape and all rights not expressly granted by Excite to Netscape hereunder shall be reserved by Excite. (e) The section headings herein are used for convenience only and shall have no substantive meaning. (f) In the event any provision of this Agreement is held by a court or other tribunal of competent jurisdiction to be unenforceable, such provision shall be reformed only to the extent necessary to make it enforceable, and the other provisions of this Agreement will remain in full force and effect. (g) Either party shall be excused from any delay or failure in performance hereunder, except the payment of monies by Excite to Netscape, caused by reason of any occurrence or contingency beyond its

------------
* Confidential Treatment has been requested with respect to certain portions of this exhibit. Confidential portions have been omitted from the public filing and filed separately with the Securities and Exchange Commission.

                                                CONFIDENTIAL TREATMENT REQUESTED

reasonable control, including but not limited to, acts of nature. The obligations and rights of the party so excused shall be extended on a day-to-day basis for the period of time equal to that of the underlying cause of the delay.
(h) This Agreement, including the Cover Sheet hereto, constitutes the entire agreement between the parties concerning the subject matter hereof and supersedes all prior and contemporaneous agreements, and communications, whether oral or written, between the parties relating to the subject matter of this Agreement and all past courses of dealing or industry custom. (i) This Agreement is written in the English language only, which language shall be controlling in all respects. (j) This Agreement may be executed in counterparts or by facsimile, each of which shall be deemed an original and all of which together shall constitute one and the same agreement.

                                    EXHIBIT A
                              END USER REGISTRATION

I.   DEFINITIONS

CO-BRANDED CHANNELS REGISTRATION means the portion of registration that is specific to the Co-Branded Channels and which collects information pertaining to the Co-Branded Channels. The functionality and design of the Co-Branded Channels Registration will be specified by Netscape.

NETCENTER REGISTRATION means the portion of the registration that is maintained, hosted, and controlled by Netscape and applies to multiple services across Netcenter. Netcenter Registration includes the assignment of a username, password, and the collection of core Netcenter user profile data including but not limited to: First name, Last name, Address, City, State, Country, Zip Code, Email Address, Age and Gender.

NETSCAPE REGISTRATION means any registration that is maintained, hosted, and controlled by Netscape and applies to Netscape's Web Site. Netscape Registration includes the assignment of a username, password, and the collection of core user profile data including but not limited to: First name, Last name, Address, City, State, Country, Zip Code, Email Address, Age and Gender.

EXCITE REGISTRATION means any registration that is (i) maintained, hosted, and controlled by Excite and applies to Excite's Web Site or (ii) maintained, hosted or controlled by a third party acting at Excite's direction if such registration is directly linked to the Co-Branded Channels. Excite Registration includes the assignment of a username, password, and the collection of core user profile data including but not limited to: First name, Last name, Address, City, State, Country, Zip Code, Email Address, Age and Gender.

CO-BRANDED CHANNELS LOGOUT - means the process by which a user ends his/her session within a Co-Branded Channel. The functionality of the Co-Branded Channels Logout will be specified by Netscape. The Co-Branded Channels Logout Page is the page a user is served when he/she ends his/her session within a Co-Branded Channel. Ending a Co-Branded Channel session does not automatically log a user out of Netcenter. Netcenter will maintain control of the Netcenter Logout process and Netcenter Logout page.

NETCENTER LOGOUT means the process by which a user completely logs out of Netcenter. The Netcenter Logout page is the page served when a users chooses to log out of Netcenter; the content and functionality of such page will be determined by Netscape.

II.  REGISTRATION PROCESS

End users who wish to participate in certain activities in Netcenter will have to subscribe through Netscape's Netcenter Registration and Co-Branded Channels Registration. Excite shall be responsible for the implementation of the Co-Branded Channels Registration and the integration of the Co-Branded Channels Registration with Netcenter Registration. The functionality, design, and, integration of the Co-Branded Channels Registration and Netcenter Registration will be specified by Netscape and subject to Netscape's terms and conditions as defined in this Agreement. Such specifications and terms and conditions may be revised by Netscape from time to time upon notice to Excite. Excite will implement the changes within a 30 day period unless mutually agreed to otherwise. The point of entry to the registration area front page shall be hosted and controlled by Netscape unless otherwise determined by Netscape.

III. REGISTRATION FEATURES

The Co-Branded Channels Registration area shall be co-branded and have a look and feel which is consistent with the implementation of the registration process in other sections of Netcenter. Excite shall not launch the Co-Branded Channels Registration until Netscape has notified Excite in writing that Netscape has accepted Excite's implementation. Excite shall manage site access using Netcenter site access models, as such site access models shall be determined by Netscape from time to time upon notice to Excite. Netscape shall transfer to Excite * to provide site access to * . Excite will make commercially reasonable efforts to implement such changes within a 30 day period. End users shall be informed that they are registering for all of Netcenter and not just for the Co-Branded Channels. During the Co-Branded Channels Registration process, Excite shall notify end users about the scope of use by Excite and Netscape of personal data submitted through the registration process.

IV.  DATA COLLECTION AND TRANSFER

Netscape will determine the data to be collected in the Co-Branded Channels Registration process considering Excite's recommendations and technical restrictions. Netscape reserves the right to change such data requirements from time to time. Excite will make reasonable commercial efforts to implement these changes within 5 working days unless mutually agreed to otherwise. If Netscape implements a Netcenter loyalty program, Excite shall also offer end user loyalty selections as part of the Co-Branded Channels Registration process at Netscape's request. Excite shall deliver to Netscape data collected pursuant to such loyalty programs in a format and timeframe as Netscape shall determine.

As soon as practicable after the Effective Date, * will provide * with * , provided that such * not violate Excite's privacy policy or applicable contractual obligations in existence as of the Effective Date, and * , provided that such * not violate Netscape's privacy policy or applicable contractual obligations in existence as of the Effective Date.

As soon as practicable after the Effective Date, the parties shall establish a mutually agreeable format and schedule for the * , on the one hand, and * , on the other, provided that such * occur as promptly as possible and not violate either party's privacy policy or applicable contractual obligations in existence as of the Effective Date. If Excite collects * accessing the Co-Branded Channels in addition to information supplied by the users during the registration process, * shall be made * in a format and timeframe as the parties shall mutually agree.

V.   NETCENTER CONSIDERATIONS

Third party programs participating in certain areas of Netcenter shall register users with Netcenter when the user completes an order, if such user is not already a registered Netcenter member. If a user is a registered Netcenter member and accesses an order form for such third party program, Excite shall prepopulate relevant customer data fields in the customer order form based on information in the Netcenter database.

VI.  UNSUBSCRIBE

All outbound communications from Excite to end users registered for the Co-Branded Channels relating to the Co-Branded Channels must offer the end user the option of unsubscribing from the outbound communication either through the Co-Branded Channels or through Netcenter. In addition, Excite must offer the end user a central and consistent interface to unsubscribe, cancel, renew, or sign up for mutually selected advanced features which may be offered in the Co-Branded Channels. This central account management interface will be mutually designed by the parties. Excite must also offer end users a streamlined option for unsubscribing completely from the Co-Branded Channels.

VII.*

On a going forward basis, Netscape and Excite will * , all subject to the following restrictions and subject to Excite's and Netscape's privacy policies and both parties' applicable contractual obligations in existence as of the Effective Date. Excite and Netscape will make good faith efforts to implement and maintain consistent*.

During the Term, Excite may not * collected about the * during Co-Branded Channels Registration, Netcenter Registration or Netscape Registration for any purpose other than marketing Netcenter programs to the users, * the parties*.

During the Term, Netscape may not * collected about the * during Excite Registration for any purpose other than marketing Netcenter programs to the users, * the parties*.

After the Term, both companies may market to * (other than * imposed by the acquiring party's * at the time the *), provided that such marketing activity does not violate either party's privacy policy or applicable contractual obligations in *.

Compliance with one party's privacy policy with regard to * hereunder shall be deemed a material obligation of the party receiving the * . A party shall be deemed to be in material breach of the Agreement in the event that it fails to comply with the originating party's privacy policy with regard to * hereunder.


------------
* Confidential Treatment has been requested with respect to certain portions of this exhibit. Confidential portions have been omitted from the public filing and filed separately with the Securities and Exchange Commission.

                                    EXHIBIT B

                                  PAYMENT TERMS

The following terms shall have the meaning set forth below:

"EARNED AMOUNTS" means an amount equal to the sum of the aggregate Netscape Revenue and the aggregate Traffic Payments.

"NETSCAPE REVENUE" means that portion of the Revenues payable by Excite to Netscape as described below.

"PREPAYMENT" means the sum of * , as described below.

"TRAFFIC PAYMENTS" means the sum of the Net Search Payments and the Netcenter Widget Payments.

"NET SEARCH PAYMENT" means the product of (a) the number of * of the Excite Net Search Program premier sampler and (b) * is achieved pursuant to Section 11.2, and * .

"NETCENTER WIDGET PAYMENTS" means the product of (a) the number of each * from the Netcenter Widget to Excite's search engine accessible through the Netcenter Widget and (b) * is achieved, pursuant to Section 11.3, and * .

PAYMENT:

1. Prepayment. Excite agrees to pay Netscape * dollars as the prepayment ("Prepayment") as follows: * upon execution of the Agreement, and * within 60 days thereafter, subject to Section 18.4. As described in the Warrant Purchase Agreement, attached hereto as Exhibit I, Excite will also provide warrants valued at $35 million upon signature of the agreement: $25 million of which warrants will be made available on April 30, 1998, and $10 million of which will be made available on April 30, 1999.

2. Search Pricing. Net Search page impressions will be priced at * until the initial Net Search and traffic goals of * impressions are achieved, as described in Section 11.2. Thereafter, such page impression will be priced at * . The search * resulting from the Netcenter Widget will be priced at * until the initial Netcenter Widget goals of * are achieved, as described in Section 11.3. Thereafter, such * will be priced at * .

3. Payment. Excite agrees to pay to Netscape as the Netscape Revenue * during the first year commencing on the Launch Date, and * thereafter. Excite agrees to pay to Netscape all * .

4. Credit Against Payment. After the minimum guarantee for impressions of the Excite sampler in the Net Search Program set forth in Section 11.2 has been achieved, Excite shall provide Netscape with an advertising credit equal to * of the product obtained by multiplying * of the Excite sampler in the Net Search Program. After the minimum guarantee for * on Excite's search engine in the Netcenter Widget has been achieved as set forth in Section 11.3, Excite shall provide Netscape with an advertising credit equal to * of the product obtained by multiplying * to Excite's search engine through the * . Excite shall, at Netscape direction, apply the advertising credit outstanding from time to time against the cost of Netscape's participation in advertising programs on Excite's Web Site at the rates for such advertising services as set forth on Excite's advertising rate card. Excite and Netscape shall discuss in good faith, and mutually agree as to, Netscape's participation in advertising programs on Excite's Web Site, including, without limitation, the schedule and placement of Netscape's advertisements on Excite's Web Site.

5. Timing of Payment. No amounts shall be payable by Excite to Netscape pursuant to paragraph 3, above, until the Earned Amounts shall exceed the Prepayment. Within 15 days after the end of each calendar quarter during the Service Period, Excite shall deliver to Netscape a report describing in detail the calculation of amounts payable by Excite to Netscape pursuant to paragraph 3 above and the amount of advertising credits pursuant to paragraph 4 above for such calendar quarter, and shall pay to Netscape such amounts as described above.

6. Currency, Interest and Taxes. All amounts payable hereunder are denominated in U.S. Dollars, and all amounts payable to Netscape hereunder shall be remitted in U.S. Dollars. Any portion of the Payment which has not been paid to Netscape within the applicable time set forth herein shall bear interest

------------
* Confidential Treatment has been requested with respect to certain portions of this exhibit. Confidential portions have been omitted from the public filing and filed separately with the Securities and Exchange Commission.

at the lesser of (i) 1% per month, or (ii) the maximum amount allowed by law. All payments due hereunder are exclusive of any applicable taxes. Excite shall be responsible for all applicable national, state and local taxes, value added or sales taxes, exchange, interest, banking, collection and other charges and levies and assessments pertaining to payments other than U.S. taxes based on Netscape's net income. If Excite is required by law to make any deduction or to withhold from any sum payable to Netscape by Excite hereunder, (i) Excite shall effect such deduction or withholding, remit such amounts to the appropriate taxing authorities and promptly furnish Netscape with tax receipts evidencing the payments of such amounts, and (ii) the sum payable by Excite upon which the deduction or withholding is based shall be increased to the extent necessary to ensure that, after such deduction or withholding, Netscape receives and retains, free from liability for such deduction or withholding, a net amount equal to the amount Netscape would have received and retained in the absence of such required deduction or withholding. This Exhibit shall survive termination or expiration of this Agreement.

                                    EXHIBIT C
                     COPY OF MUTUAL NON-DISCLOSURE AGREEMENT

                    MUTUAL CONFIDENTIAL DISCLOSURE AGREEMENT

     WHEREAS, Netscape Communications Corporation ("Netscape") has developed unique and proprietary computer programs; and

     WHEREAS, Excite, Inc. ("Company") and Netscape wish to discuss a proposed business relationship between Netscape and Company.

     NOW THEREFORE:

     Each party (the "Receiving Party") understands that the other party (the "Disclosure Party") has disclosed or may disclose information (including, without limitation, computer programs, code, algorithms, names and expertise of employees and consultants, know-how, formulas, processes, ideas, inventions (whether patentable or not), schematics and other technical, business, financial and product development plans, forecasts, strategies and information) which, to the extent previously, presently, or subsequently disclosed to the Receiving Party is hereinafter referred to as "Proprietary Information" of the Disclosing Party. All Proprietary Information disclosed in intangible form by the Disclosing Party shall be marked "confidential" or "proprietary" and all Proprietary Information disclosed orally or otherwise in intangible form by the Disclosing Party shall be designated as confidential or proprietary at the time of disclosure and shall be reduced to a writing marked "confidential" or "proprietary" and delivered to the Receiving Party within thirty (30) days following the date of disclosure.

     In consideration of the parties' discussions and any access the Receiving Party may have to Proprietary Information of the Disclosing Party, the Receiving Party hereby agrees as follows:

     1. The Receiving Party agrees (i) to hold the Disclosing Party's Proprietary Information in confidence and to take all necessary precautions to protect such Proprietary Information, (ii) not to divulge any such Proprietary Information or any information derived therefrom to any third person, (iii) not to make any use whatsoever at any time of such Proprietary Information except to evaluate internally whether to enter into the currently contemplated business relationship with the Disclosing Party, (iv) not to remove or export any such Proprietary Information from the country of the Disclosing Party, and (v) not to copy or reverse engineer, reverse compile or attempt to derive the composition or underlying information of any such Proprietary Information. The Receiving Party shall limit the use of and access to the Disclosing Party's Proprietary Information to the Receiving Party's employees who need to know such Proprietary Information for the purpose of such internal evaluation and shall cause such employees to comply with the obligations set forth herein. The Receiving Party shall treat the Proprietary Information with at least the same degree of care and protection as it would use with respect to its own proprietary information. The foregoing obligations shall survive for a period of three (3) years from the date of disclosure of the Proprietary Information. Without granting any right or license, the Disclosing Party agrees that the foregoing shall not apply with respect to information that (i) is in the public domain and is available at the time of disclosure or which thereafter enters the public domain and is available, through no improper action or inaction by the Receiving Party or any affiliate, agent or employee of the Receiving Party, or (ii) was in the Receiving Party's possession or known by it prior to receipt from the Disclosing Party, or (iii) was rightfully disclosed to the Receiving Party by another person without restriction, or (iv) is independently developed by the Receiving Party without access to such Proprietary Information, or (v) is required to be disclosed pursuant to any statutory or regulatory authority, provided the Disclosing Party is given prompt notice of such requirement and the scope of such disclosure is limited to the extent possible, or (vi) is required to be disclosed by a court order, provided the Disclosing Party is given prompt notice of such order and provided the opportunity to contest it.

     2. Immediately upon (i) the decision by either party not to enter into a business relationship, or (ii) a request by the Disclosing Party at any time, the Receiving Party will turn over to the Disclosing Party all Proprietary Information of the Disclosing Party and all documents or media containing any such Proprietary Information and any and all copies or extracts thereof. The parties understand that nothing herein (i) requires the disclosure of any Proprietary Information, which shall be disclosed, if at all, solely at the option of the Disclosing Party, or (iii) requires either party to proceed with any proposed transaction or relationship in connection with which Proprietary Information may be disclosed.

     3. Except to the extent required by law, neither party shall disclose the existence or subject matter of the negotiations or business relationship contemplated by this Agreement.

     4. The Receiving Party acknowledges and agrees that due to the unique nature of the Disclosing Party's Proprietary Information, there may be no adequate remedy at law for any breach of its obligations. The Receiving Party further acknowledges that any such breach may allow the Receiving Party or third parties to unfairly compete with the Disclosing Party resulting in irreparable harm to the Disclosing Party and, therefore, that upon any such breach or any threat thereof, the Disclosing Party shall be entitled to seek appropriate equitable relief in addition to whatever remedies it may have at law. The Receiving Party will notify the Disclosing Party in writing immediately upon the occurrence of any such unauthorized release or other breach.

     5. Neither party acquires any intellectual property rights under this Agreement or through any disclosure hereunder, except the limited right to use such Proprietary Information in accordance with this Agreement. No warranties of any kind are given with respect to the Proprietary Information disclosed under this Agreement or any use thereof, except as may be otherwise agreed to in writing.

     6. This Agreement supersedes all prior discussions and writings with respect to the subject matter hereof, and constitutes the entire agreement between the parties with respect to the subject matter hereof. No waiver or modification of this Agreement will be binding upon either party unless made in writing and signed by a duly authorized representative of each party and no failure or delay in enforcing any right will be deemed a waiver. In the event that any of the provisions of this Agreement shall be held by a court or other tribunal of competent jurisdiction to be unenforceable, the remaining portions hereof shall remain in full force and effect. This Agreement shall be governed by the laws of the State of California without regard to conflicts of laws provisions thereof and each party submits to the jurisdiction and venue of any California State or federal courts generally serving the Santa Clara county area with respect to the subject matter of this Agreement.


NETSCAPE COMMUNICATIONS                  EXCITE, INC.
CORPORATION

By: /s/  Mike Homer                      By: /s/ George Bell
   ------------------------------           ------------------------------

Address:                                 Address:

501 East Middlefield Road                555 Broadway
Mountain View, CA  94043                 Redwood City, CA  94063

Date: April 3, 1997                      Date: April 3, 1997

                                    EXHIBIT D
                             PRIORITY RESPONSE TIMES


Excite shall provide to Netscape support services for the Netscape Branded Search Service, Classifieds, Directory Service and Co-Branded Channels, and [*] shall provide support services for [*] consistent with the following support obligations:

1.   DEFINITIONS

          1.1 "ERROR" means any instance where the Excite-controlled portions of the Service or Netcenter does not substantially conform to agreed-upon features and specifications.

          1.2 "WORKAROUND" means a method by which a user of a product can, by making a limited number of procedural or programming changes in a product, prevent the occurrence or re-occurrence of an Error. Programming changes include adjustments to set-up and configurations files or other settings that do not require recompilation.

          1.3 "RESPOND" means and includes: taking and logging the Error call; in the case of Priority 1 Errors, providing to the reporting party an action/resolution plan within four (4) hours of initial call receipt and acknowledgment; and, in cases of Priority 1 and 2 Errors, making best efforts on a continuing basis to cure the Error until the Error is cured.

2.   OBLIGATIONS

          2.1 ERROR REPORTING. Errors may be reported on a 24 hours per day, 365 day per year basis. During normal business hours, each party's technical staff shall be available to receive Error reports directly from the other party by telephone. Outside of normal business hours, Errors may be reported by pager, electronic mail, voice mail, fax or telephonic recording capability. Each party shall provide the other with a pager number for both a primary and secondary pager which will be carried by appropriate support personnel at all times and to which Errors may be reported at any time.

          2.2 SUPPORT REQUESTS. Each party will Respond and use best efforts to correct or provide a Workaround to Priority 1 and Priority 2 Errors that the other party identifies, classifies and reports; and will use reasonable commercial efforts to Respond to other Errors within the time frames set forth below.

-----------  --------------------------------------------------- -------------------------------- ----------------- ---------------
 PRIORITY                                                            NOTIFICATION MECHANISM            STATUS           TARGET
  ERROR                 TITLE AND EXPLANATION                            & REQUIRED TIME            REPORTS (IN      REPAIR TIME
                                                                           TO RESPOND               RESPONSE TO
                                                                                                      ERRORS)
-----------  --------------------------------------------------- -------------------------------- ----------------- ---------------
    1         Fatal Error--No useful work can be done.            Voice or Pager: 15/30 minutes     Twice Daily         2 days
                                                                          7X24 coverage                (7X24)           (7X24)
-----------  --------------------------------------------------- -------------------------------- ----------------- ---------------
    2             Severe Impact--Functionality disabled.             Voice or Pager: 1 hour         Twice Daily         5 days
               Errors which result in a lack of application               7X24 coverage
             functionality or cause intermittent system failure.
-----------  --------------------------------------------------- -------------------------------- ----------------- ---------------
    3              Degraded Operations--Errors causing               Voice or Pager: 1 hour             Daily         10 business
                  malfunction of non-critical functions.                 Email: 8 hours           (business days)         days
                                                                      business day coverage
-----------  --------------------------------------------------- -------------------------------- ----------------- ---------------
    4       Minimal Impact--Attributes and/or options to             Voice or Pager: 2 hours           Weekly        Next Release
            ancillary features do not operate as stated.                 Email: 8 hours           (business days)
                                                                      business day coverage
-----------  --------------------------------------------------- -------------------------------- ----------------- ---------------
    5                   Enhancement Request.                             Voice: 8 hours                Weekly              No
                                                                      business day coverage       (business days)     Requirement
-----------  --------------------------------------------------- -------------------------------- ----------------- ---------------

                                    EXHIBIT E
                          NETSCAPE LICENSED TECHNOLOGY

  *    and related documentation for:
-----

o       *
      -----

o       *    cross firewall   *
      -----                 -----

o     Netscape   *   (for use with   *  )
               -----               -----

o       *
      -----

o     Netscape   *    applications
               -----


------------
* Confidential Treatment has been requested with respect to certain portions of this exhibit. Confidential portions have been omitted from the public filing and filed separately with the Securities and Exchange Commission.

                                    EXHIBIT F
                           EXCITE LICENSED TECHNOLOGY

Excite Licensed Technology includes the General Production and Page Generation Technology, as defined below, and all other technology used, upon expiration or termination of the Term, in connection with the operation, production, development, management and support of the Service, including, without limitation, all web search and directory indexes, all technology used to generate such indexes, detailed information in respect of the major routines used by Excite to process file system requests and file format, and all related source code, schematics, flow charts, source files for, and other documentation, so as to enable a software developer having average skill and ability in computer application programming to understand, use, maintain and modify the Excite Licensed Technology based solely on such programmer's familiarity with the Excite Licensed Technology. "General Production and Page Generation Technology" means all tools, templates, engines and other technologies used by Excite upon expiration or termination of the Term for general production of the Service and page generation. Without limiting the generality of the foregoing, "General Production and Page Generation Technology" includes all source code, schematics, flow charts and source files for, and all other documentation related to, the "General Production and Page Generation Technology."

This license will cover Excite's then current technology used on Netcenter at the end of the period for building and managing the Netscape Web search and Netcenter directory indexes ("Indexes") as well as dynamic page generation tools which are used over the term of the agreement to construct/create the pages making up the Netscape programmed portion of the site. This license will not cover Excite's technologies comparable in function to Netscape's Core Service functions, Excite's Jango technology, indices and/or databases derived from Excite's Jango technology, Excite's Newstracker technology, any technology related to non-Web data feeds or streams, user databases (other than as described in Exhibit A), Excite's advertising serving or targeting technology, Excite's content targeting technology. any of MatchLogic's technology or any of Classifieds2000's technology. Netscape will pay license fees at a $.50 CPM up to a maximum of $125,000 per year for a maximum of 4 years. On-going consulting and maintenance fees (including Directory maintenance and/or technology maintenance), if desired by Netscape, will be mutually agreed upon. Excite's technology includes source code and documentation for the following:

o    Spiders/Crawlers:
o All spiders used to collect Web pages for purposes of populating all Indexes.
o All source code/logic that regulates spidering heuristics to determine which Web pages are spidered and the frequency with which they are spidered. This includes, but is not limited to, anti-Spam and anti-porn heuristics.
o Indexes of all Web pages spidered and indexed including, but not limited to:
o    List and taxonomy of all Web pages in Indexes.
o Indexing technology/tools used to increase relevancy rankings and matching of Web pages to search queries.
o All technology/tools used to search Indexes including proprietary technology for optimizing relevancy algorithms.
o All technology/tools to optimize performance on return of results pages from Indexes, or any other channel query, including, but not limited to:
o    Caching technologies applicable to Web search.
o    Fail over mechanisms that ensure high availability of Indexes.
o    Security mechanisms that prevent unauthorized access/work on Indexes.
o All production processes, database technology (used to store, index, and search Web pages), tools, and APIs to facilitate interoperability of spiders, Indexes, and page building capabilities necessary to Netscape to continue providing search and directory functionality substantially similar to those provided by Excite to Netscape during the term of the agreement.
o    All technology/tools used for integrating or selecting between Indexes.
o    All technology/tools to prioritize and determine returned results.
o All tools, templates and engines used for general production and page generation during the term of the agreement and necessary for Netscape's ongoing provision of the service.
o    All tools for generating and maintaining taxonomies on Indexes.
o All other proprietary tools and technologies used for developing, building and maintaining Indexes not specifically covered by this document.
o Excite will provide Netscape with twelve person weeks of engineering support when the above technology is provided.
o To the extent that Excite acquires or develops new technologies relevant to Web search and directories during the term of the Agreement that are not incorporated into Excite's own branded search/directory offering, Excite will offer to make such technologies available to Netscape for incorporation into Netcenter and the technology transfer license if the parties can agree after good faith negotiations on terms for the incorporation of such new technologies.

Upon the first anniversary of the Effective Date, Excite shall provide engineering resources to Netscape for purposes of educating Netscape on the Excite Licensed Technology in order to coordinate Netscape's implementation of the Excite Licensed Technology on termination.

                                    EXHIBIT G
                               CHANNEL ALLOCATION


The Channels will be allocated in the following manner during the Agreement:

------------ --------------------- -------------------- -------------------------------------
               Netscape Channels         *                Excite Co-Branded Channels
------------ --------------------- -------------------- -------------------------------------
 Year 1 & 2    Computing             *                    Education (inc. College)
               Small Business                             Games
               Business News                              Lifestyle ("good-life")
               Travel                                     Autos
               Finance                                    Health
               Careers                                    Arts & Leisure
               Kids & Family                              Real Estate
               Entertainment                              Auctions
               Sports                                     Shopping
               Local                                      Classified (excluding careers/jobs)
               Communications
               News
------------ --------------------- -------------------- -------------------------------------

Both parties agree to use their best efforts to have the following Netscape Channels and Excite Co-Branded Channels up within 30 days after the Effective Date. The Launch Date shall occur on the first to occur of: (i) June 1, 1998, or, (ii) the date when the following Channels are up:

Netscape Channels: *.

Excite Co-Branded Channels: * as such additional Co-Branded Channel shall be mutually agreed.

The remaining Co-Branded Channels will be implemented within 6 weeks of the initial Launch Date. Excite shall use reasonable commercial efforts to launch the Interim Channels within 6 weeks of the Launch Date. Excite shall commit to providing at least * to help achieve a timely launch and maintenance of the Service.

The Netscape Branded Search Service shall also be launched on June 1, 1998.

In those cases where Channels to be provided by Netscape * from Netscape as of the initial Launch Date, * to provide such channels as Interim Channels for Netscape for such interim period, provided Excite has such Channels * Such Interim Channels shall be treated as Co-Branded Channels during the period of time they are Interim Channels. Before Excite launches any Interim Channel, the parties shall mutually agree on a minimum life for such Interim Channel which shall be hosted and managed by Excite. * Excite may enter into * for * within the * provided such contracts * for such Interim Channel ("*") as agreed upon by the parties. If Excite wishes to enter into a contract for an E-Commerce Listing with a duration longer than the *, Excite shall notify Netscape in writing. Netscape shall have three business days to respond to Excite's proposed E-Commerce Listing. If Netscape does not notify Excite within three business days that Netscape does not want Excite to sell such E-Commerce Listing, Excite may sell such E-Commerce Listing. Excite may sell banner advertisement programs for up to three months longer than the Minimum Life without Netscape's prior written approval. If Excite would like to sell banner advertisement programs beyond such period, Excite shall receive Netscape's prior written approval. * notify Excite * that Netscape does not want Excite to sell such banner advertising program, Excite may sell such banner ads. Excite shall provide account management throughout the duration of any such contracts and the parties will coordinate the transitioning of the account back to Netscape.

After Netscape has taken back any Interim Channels for which Excite has entered into agreements for E-Commerce Listings, the parties will continue to * on the same basis as if those Channels were Co-Branded Channels for the duration of the term of the * entered into by Excite.

Netscape reserves the right to * Netscape Channels.

                                   EXHIBIT H
        PRO FORMA LAYOUT OF A CO-BRANDED CHANNEL, A SEARCH RESULTS PAGE,
  A DIRECTORY SERVICE PAGE, AND THE NETSCAPE BRANDED SEARCH SERVICE "SAMPLER"


                                [NOT COMPLETED]

                                    EXHIBIT I
                           WARRANT PURCHASE AGREEMENT


                                       32